OPERATING AGREEMENT

of

P/E CAPITAL DAO LLC

a Wyoming Decentralized Autonomous Organization LLC

This Operating Agreement ("Agreement") is entered into and made effective as of the Effective Date by and among the Members of P/E Capital DAO LLC, a Wyoming limited liability company organized as a decentralized autonomous organization ("DAO LLC") under the Wyoming Limited Liability Company Act and the Wyoming Decentralized Autonomous Organization Supplement.

ARTICLE I -FORMATION

1.1 Formation

The Members hereby confirm the formation of P/E Capital DAO LLC as a Wyoming DAO LLC pursuant to:

Wyoming Limited Liability Company Act, W.S. section 17-29-101 et seq.; and

Wyoming Decentralized Autonomous Organization Supplement, W.S. section 17-31-101 et seq.

1.2 Name

The name of the Company shall be:

P/E Capital DAO LLC

The Company may operate under trade names, brands, or platforms including:

AI.X

AI.X Swap Portal

EMRL.D

RUBY.Dor other names approved by the Members.

1.3 Principal Office

The principal office and principal place of business of the Company shall be:

P/ECapital DAO LLC680 S Cache Street, Suite 100-7414Jackson, Wyoming 83001United States of AmericaPhone: 888-929-2825

The Company may establish additional offices, operational hubs, virtual offices, blockchain-based administrative systems, or international representative offices as determined by the Founders, Directors, or governance mechanisms of the Company.

The above address is consistent with publicly available filings of P/E Capital DAO LLC with the United States Securities and Exchange Commission ("SEC") through the EDGAR system.

1.4 Registered Agent

The Company shall continuously maintain a registered agent in the State of Wyoming in accordance with applicable law.

1.5 Term

The Company shall continue perpetually unless dissolved pursuant to this Agreement or Wyoming law.

ARTICLE II -PURPOSE

2.1 Business Purpose

The Company is organized to engage in any lawful business activity permitted under Wyoming law, including but not limited to:

Tokenization of real-world assets ("RWAs");

Development and operation of blockchain-based investment and settlement infrastructure;

Issuance, administration, and governance of digital asset securities and utility tokens;

Development and operation of decentralized finance ("DeFi") systems;

Acquisition, holding, management, valuation, custody, and monetization of gemstone and alternative assets;

Operation of platforms including AI.X Swap Portal;

Formation and administration of Special Purpose Vehicles ("SPVs"), DAOs, and affiliated entities;

Participation in securities offerings, Regulation A offerings, Regulation D offerings, token syndications, and related activities subject to applicable law;

Entering partnerships, Memorandum of Understandings ("MOUs"), Memorandum of Agreements ("MOAs"), licensing arrangements, and exchange integrations.

2.2 Regulatory Intent

The Company intends to operate in compliance with applicable United States federal and state securities laws, anti-money laundering requirements, sanctions laws, and other applicable regulations.

ARTICLE III -MEMBERSHIP

3.1 Members

The Members of the Company shall consist of persons or entities admitted pursuant to this Agreement.

3.2 Membership Interests

Membership Interests may consist of:

governance rights;

economic rights;

tokenized interests;

digital securities;

smart-contract-based ownership rights;

or combinations thereof.

3.3 Limitation of Rights

Ownership of tokens or digital assets associated with Company projects does not automatically grant managerial rights unless expressly approved by the Company.

3.4 Admission of New Members

New Members may be admitted upon approval by:

Majority vote of governance interests; or

Smart contract governance procedures approved by the Company.

3.5 Member Rights

Rights of Members and token holders shall be governed primarily by:

applicable Smart Contracts;

offering documents;

SPV agreements;

governance protocols;

and applicable Wyoming law.

Such rights may include:

voting rights;

governance participation rights;

economic participation rights;

enforceable contractual rights relating to SPVs;

and other rights expressly provided through digital asset agreements and smart contract systems.

ARTICLE IV -MANAGEMENT

4.1 Management Structure

The Company shall operate under a flat organizational structure designed to support decentralized operations, collaborative governance, and efficient execution of tokenization and digital asset activities.

The Company currently maintains:

Full-Time Personnel: Ten (10)

Part-Time Personnel: As determined and updated by management from time to time.

The Company may engage contractors, advisors, consultants, developers, compliance professionals, and strategic partners as necessary.

4.2 Management Structure

The Company shall initially operate as a member-managed DAO LLC under Wyoming law.

4.3 Managers and Officers

The Members may appoint Managers, Officers, Advisors, Project Directors, and other personnel to oversee Company activities.

4.4 Authority

Managers or authorized Officers may:

execute agreements;

manage treasury operations;

administer tokenization activities;

coordinate exchange listings;

supervise compliance matters;

manage banking and custodial relationships;

approve operational expenditures.

4.5 Founders, Directors, Officers, Advisors, and Administrative Personnel

The Company may appoint or recognize individuals serving in operational, managerial, advisory, administrative, branding, technology, and strategic functions in support of the Company's activities, projects, tokenization infrastructure, business development, and ecosystem operations.

As of the Effective Date of this Agreement, the following individuals are recognized as key personnel and contributors of the Company:

Name	Position
Virgilio Ibones III	Chief Operating Officer
Khalil Lahimer	Project Director
Paul Anthony Cervania	Project Director
Luis Miguel Marin	Marketing Director
Fernando Figueroa	Technology Officer
Eliseo Jojo Prisno	Project Advisor
Wilson Davis	Project Advisor
Candy Prisno	Administrator
Abegail Joy Cervania	Client Relations Officer

These appointments may be amended, expanded, reassigned, or revoked by the Founders, Directors, governance approval, or authorized Company action.

4.6 Smart Contracts

The Company may utilize blockchain smart contracts to:

automate governance;

record ownership;

facilitate token issuance;

manage treasury actions;

execute voting functions.

Any smart contracts may be upgraded, amended, or replaced upon governance approval.

ARTICLE V -CAPITAL CONTRIBUTIONS

5.1 Contributions

Members may contribute:

fiat currency;

cryptocurrency;

digital assets;

intellectual property;

contracts;

gemstones or other RWAs;

services approved by the Company.

5.2 Additional Contributions

No Member shall be obligated to contribute additional capital unless agreed in writing.

ARTICLE VI -TOKENS AND DIGITAL ASSETS

6.1 Tokenization Activities

The Company may create, administer, market, or support digital asset projects including but not limited to:

EMRL.D;

RUBY.D;

USD.D;or other tokenized instruments.

6.2 Nature of Token Rights

Unless otherwise disclosed in offering materials:

token holders may possess economic or governance rights only;

token ownership does not constitute direct title to underlying assets;

enforceable rights shall be limited to those expressly described in the governing offering documents, smart contracts, or SPV agreements.

6.3 Compliance

All token issuances shall be subject to applicable securities laws and compliance procedures including Know Your Customer ("KYC")/Anti-money Laundering ("AML") requirements where applicable.

6.4 Authority to Issue Tokens

Authority to create, authorize, mint, issue, allocate, or retire digital tokens and tokenized instruments shall reside with the Company's:

Founders; and

Directors.

Such authority may be delegated through governance resolutions, board approvals, or smart contract authorization mechanisms.

6.5 Authority to Enter Asset Agreements

Authority to negotiate, execute, amend, or terminate:

asset acquisition agreements;

stockpile agreements;

gemstone agreements;

SPV agreements;

tokenization agreements;

exchange agreements;

and other real-world asset arrangements shall reside with the Company's Founders and Directors.

ARTICLE VII -PROFITS, LOSSES, AND DISTRIBUTIONS

7.1 Allocation

Profits and losses shall be allocated among Members proportionate to their ownership interests unless otherwise approved.

7.2 Distributions

Distributions, treasury allocations, token-related revenues, and economic participation rights shall be administered in accordance with:

applicable Smart Contracts;

SPV arrangements;

and contractual agreements entered into by the Company, including exchange-related agreements such as those involving BitMart or similar platforms.

Distributions may be made in:

fiat currency;

cryptocurrency;

stablecoins;

digital assets;

token buybacks;

treasury distributions.

Distributions shall be made at such times and in such amounts as determined by the Managers or governance vote.

ARTICLE VIII -VOTING

8.1 Voting Rights

Voting rights may be determined by:

token holdings;

membership interests;

governance allocations;

smart contract voting systems.

8.2 Governance Procedures

The Company may conduct governance:

on-chain;

off-chain;

through written consent;

through digital voting portals;

through smart contract execution.

8.3 Majority Approval

Unless otherwise stated herein, actions require approval by a majority of voting interests participating in the vote.

ARTICLE IX -LIMITATION OF LIABILITY; INDEMNIFICATION

9.1 Limited Liability

No Member, Manager, Officer, Advisor, or affiliate shall be personally liable for the debts, obligations, or liabilities of the Company except as required by law.

9.2 Fiduciary Duties

To the fullest extent permitted by Wyoming law, fiduciary duties may be limited, modified, or eliminated except for the implied contractual covenant of good faith and fair dealing.

9.3 Indemnification

The Company shall indemnify and hold harmless its Members, Founders, Directors, Officers, Advisors, employees, and agents from and against liabilities, claims, damages, losses, costs, and expenses incurred in connection with Company activities, except in cases involving:

fraud;

willful misconduct;

gross negligence;

or knowing violation of law.

This indemnification provision shall be interpreted as a standard commercial indemnification declaration under Wyoming law.

9.4 Conflict Resolution and Approvals

Any disputes, conflicts, or governance-related approvals arising under this Agreement shall be interpreted and resolved in accordance with the laws and jurisdiction of the State of Wyoming.

ARTICLE X -BOOKS, RECORDS, TAX MATTERS, AND REPORTING

10.1 Records

The Company may maintain records:

digitally;

through blockchain systems;

through custodial platforms;

through accounting systems approved by management.

10.2 Financial Reporting

The Company may prepare financial statements, token disclosures, capitalization records, and regulatory filings as required.

10.3 Tax Treatment

The Members intend for the Company to be treated as determined by applicable tax elections under United States law.

10.4 Tax Matters

Each Member shall be responsible for their own tax reporting, tax liabilities, and fiduciary obligations arising from ownership of Membership Interests, digital assets, token distributions, or related economic participation.

The Company shall not serve as fiduciary or tax advisor to any Member unless otherwise agreed in writing.

ARTICLE XI -TRANSFERABILITY

11.1 Transferability

Unless otherwise restricted by applicable law, securities regulations, smart contracts, exchange requirements, or specific contractual obligations, Membership Interests and tokenized interests shall generally have no transfer restrictions imposed by the Company.

11.2 Compliance

Any transfer must comply with:

applicable securities laws;

sanctions laws;

AML/KYC procedures;

and transfer conditions contained in applicable agreements or smart contracts.

ARTICLE XII -DISSOLUTION

12.1 Dissolution

The dissolution, winding up, and termination of the Company shall be conducted in accordance with:

the Wyoming Limited Liability Company Act;

the Wyoming Decentralized Autonomous Organization Supplement;

and other applicable Wyoming laws and regulations.

The Company may additionally implement dissolution procedures through approved governance protocols or smart contract execution mechanisms.

12.2 Winding Up

Upon dissolution:

liabilities shall be satisfied first;

remaining assets shall be distributed proportionately to Members;

digital assets may be liquidated or distributed in-kind.

ARTICLE XIII -NOTICE OF DAO RESTRICTIONS

NOTICE OF RESTRICTIONS ON DUTIES AND TRANSFERS

The rights of members in a decentralized autonomous organization may differ materially from the rights of members in other limited liability companies. The Wyoming Decentralized Autonomous Organization Supplement, underlying smart contracts, articles of organization, and operating agreement of a decentralized autonomous organization may define, reduce, or eliminate fiduciary duties and may restrict transfer of ownership interests, withdrawal or resignation from the decentralized autonomous organization, return of capital contributions, and dissolution of the decentralized autonomous organization.

ARTICLE XIV -MISCELLANEOUS

14.1 Amendments

This Agreement may be amended by:

majority governance vote;

written consent of Members;

approved smart contract governance procedures.

14.2 Governing Law

This Agreement shall be governed by the laws of the State of Wyoming.

14.3 Severability

If any provision is held unenforceable, the remaining provisions shall remain in effect.

14.4 Entire Agreement

This Agreement constitutes the entire agreement among the Members concerning the Company

SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned Member execute this Operating Agreement effective as of the date below.

Signature: /s/ Virgilio Ibones III
Name: Virgilio Ibones III
Title: Chief Operating Officer Sole Offering Principal and Duly Authorized Representative of the Issuer